UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2019

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)		63105 (Zip Code)

(314) 480-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Olin Corporation	Common Stock, $1 par value	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-12 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Olin Corporation (the “Company”) is currently pursuing a replacement of Blue Cube Spinco LLC’s (“Blue Cube”) senior unsecured term loan facility (the “Senior Term Loan Facility”) and the Company’s senior unsecured revolving credit facility (the “Senior Revolving Credit Facility” and, together with the Senior Term Loan Facility, the “Senior Credit Facility”) with a new senior unsecured credit agreement (the “Potential Financing Transaction”). The timing of the Potential Financing Transaction has not been determined. The Potential Financing Transaction is expected to include a senior unsecured delayed-draw term loan facility in an aggregate principal amount of up to $1,200,000,000 (the “Delayed Draw Term Loan Facility”) and a senior unsecured revolving credit facility with aggregate commitments in an amount equal to $800,000,000 (the “Revolving Credit Facility” and, together with the Delayed Draw Term Loan Facility, the “Replacement Credit Facilities”).

The Company is expected to be the sole borrower under the Delayed Draw Term Loan Facility and the Revolving Credit Facility. The obligations of the Company under the Replacement Credit Facilities are expected to be unconditionally guaranteed by Blue Cube. This guarantee is expected to be released after Blue Cube’s 9.75% Senior Notes due 2023 and 10.00% Senior Notes due 2025 (collectively, the “Blue Cube Notes”) are repaid, redeemed, or otherwise satisfied and discharged, provided that Blue Cube satisfies certain requirements of the Replacement Credit Facilities, including that, as of the release date, Blue Cube does not (i) guarantee any indebtedness of the Company with a principal amount greater than $50.0 million or (ii) have any indebtedness outstanding with a principal amount greater than $85.0 million, subject to certain exceptions. The Revolving Credit Facility is expected to include the ability to add subsidiaries of the Company thereunder as additional borrowers. The obligations of any additional borrowers under the Revolving Credit Facility are expected to be unconditionally guaranteed by the Company and any other borrowers that are domestic subsidiaries of the Company.

Under the Replacement Credit Facilities, the Company expects to be able to select various floating rate borrowing options. The Company anticipates that the actual interest rate, as well as commitment fees and ticking fees, will be based on a pricing grid that will be based on the Company’s leverage ratio or, should the Company achieve and maintain investment grade credit ratings, on its credit ratings. The Delayed Draw Term Loan Facility is expected to require principal amortization payments that will be payable in equal quarterly installments at a rate of 5.0% per annum of the original principal amount thereof for each of the first two years after funding, increasing to 7.5% per annum of the original principal amount thereof for the following year and 10.0% per annum of the original principal amount thereof for each of the last two years.

The Company expects the Delayed Draw Term Loan Facility to be available on a delayed basis after the closing date of the Potential Financing Transaction (the “Financing Closing Date”) in up to three draws to be made on or prior to November 29, 2020. The Company anticipates the proceeds of the Delayed Draw Term Loan Facility will be used to repay, redeem or otherwise satisfy and discharge the outstanding Blue Cube Notes on or about October 15, 2020. The Company expects loans under the Revolving Credit Facility to be available on and after the Financing Closing Date, and at any time prior to the maturity date of the Revolving Credit Facility. The Company anticipates the proceeds of the Revolving Credit Facility will be used for working capital and other general corporate purposes. The maturity date for each of the Replacement Credit Facilities is currently expected to be five years after the Financing Closing Date.

The Company expects the effectiveness of the Replacement Credit Facilities to be subject to customary conditions precedent, including, without limitation, the repayment in full of all of the outstanding loans under the Senior Term Loan Facility. The Replacement Credit Facilities are also expected to include various restrictive covenants and events of default that are expected to be substantially consistent with the existing Senior Credit Agreement. The Company expects that the Replacement Credit Facilities will include financial maintenance covenants that will require it to (i) maintain a consolidated net leverage ratio of no more than 4.00 to 1.00 for the first six fiscal quarters ending after the Financing Closing Date and of no more than 3.75 to 1.00 for each fiscal quarter thereafter and (ii) maintain an interest coverage ratio of not less than 3.50 to 1.00 as of the end of each full fiscal quarter ending after the Financing Closing Date.

There can be no assurance that the Company will complete the Potential Financing Transaction or that it will do so on the anticipated terms. The terms and conditions of the Replacement Credit Facilities have not been finalized and are subject to change pending the completion of the lender marketing process and the documentation for the Replacement Credit Facilities.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K includes forward-looking statements. These statements relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future results and current expectations, estimates and projections about the markets and economy in which the Company and its various segments operate. The statements contained herein that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

The Company has used the words “anticipate,” “may,” “expect,” “should” and variations of such words and similar expressions herein to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. Forward looking statements speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ Todd A. Slater
Name: Todd A. Slater
Title: Vice President and Chief Financial Officer

Date: July 11, 2019